UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2020

LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware Delaware	1-36756 1-12407	72-1449411 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
5321 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Lamar Advertising Company securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC
Lamar Media Corp. securities registered pursuant to Section 12(b) of the Act: none
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).

Lamar Advertising Company	Emerging growth company	☐

Lamar Media Corp.	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company	☐

Lamar Media Corp.	☐

Item 1.01.	Entry into a Material Definitive Agreement.
Private Placement of Additional Notes
On August 19, 2020, Lamar Media Corp. (“Lamar Media”), a wholly owned subsidiary of Lamar Advertising Company (the “Company”), completed an institutional private placement of $150.0 million in aggregate principal amount of additional Notes (the “New Notes”). The New Notes were issued as additional notes to the existing $400.0 million aggregate principal amount of 4% Senior Notes due 2030 (the “Existing Notes”, and together with the New Notes, the “Notes”) that Lamar Media issued on February 6, 2020 pursuant to the Indenture dated February 6, 2020, by and between Lamar Media, its subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The New Notes were sold only to qualified institutional buyers within the United States in reliance on Rule 144A under the Securities Act.
The institutional private placement resulted in net proceeds to Lamar Media of approximately $146.9 million, which, together with cash on hand and borrowings under its revolving credit facility, will be used to redeem all of its outstanding $267.5 million aggregate principal amount 5% Senior Subordinated Notes due 2023 (the “5% Subordinated Notes”) that will remain outstanding after the completion of the previously announced partial redemption of the 5% Subordinated Notes on August 31, 2020. Lamar Media will use the remainder, if any, to fund working capital needs or for general corporate purposes.
The New Notes constitute one series under the Indenture, together with, and are identical in all respects to, the Existing Notes, except that (i) the New Notes were issued at a price of 99.5%, (ii) interest will accrue on the New Notes from June 15, 2020 and (iii) the first interest payment date on the New Notes will be December 15, 2020.
The Notes mature on February 15, 2030, and bear interest at a rate of 4.000% per annum, which is payable semi-annually on June 15 and December 15 of each year. Interest is computed on the basis of a
360-day
year comprised of twelve
30-day
months. The terms of the Indenture limit Lamar Media’s and its restricted subsidiaries’ ability to, among other things, (i) incur additional debt and issue preferred stock; (ii) make certain distributions, investments and other restricted payments; (iii) create certain liens; (iv) enter into transactions with affiliates; (v) agree to restrictions on the restricted subsidiaries’ ability to make payments to Lamar Media; (vi) merge, consolidate or sell substantially all of Lamar Media’s or the restricted subsidiaries’ assets; and (vii) sell assets. These covenants are subject to a number of exceptions and qualifications.
Lamar Media may redeem up to 40% of the aggregate principal amount of Notes, at any time and from time to time, at a price equal to 104.000% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon, with the net cash proceeds of certain public equity offerings completed before February 15, 2023, provided that following the redemption, at least 60% of the Notes that were originally issued remain outstanding and any such redemption occurs within 120 days following the closing of any such public equity offering. At any time prior to February 15, 2025, Lamar Media may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest thereon and a make-whole premium. On or after February 15, 2025, Lamar Media may redeem the Notes, in whole or in part, in cash at redemption prices specified in the Notes. In addition, if the Company or Lamar

Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, up to but not including the repurchase date.
The Notes are guaranteed on a senior unsecured basis by substantially all of Lamar Media’s domestic subsidiaries. For a description of the terms of the Indenture and the Notes, see the Company’s Current Report on Form
8-K
filed with the Securities and Exchange Commission on February 12, 2020, with respect to the Existing Notes. The description of the Indenture contained herein and therein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture.
Registration Rights Agreement
On August 19, 2020, in connection with the issuance of the New Notes, Lamar Media and its subsidiary guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC for itself and as representative for the other initial purchasers of the New Notes (each individually, an “Initial Purchaser” and collectively, the “Initial Purchasers”). Pursuant to the terms of the Registration Rights Agreement, Lamar Media and its subsidiary guarantors agreed to file and cause to become effective a registration statement covering an offer to exchange the New Notes for a new issue of identical exchange notes registered under the Securities Act and to complete the exchange offer on or prior to the date 270 days following February 6, 2020 (the “Target Registration Date”). Under certain circumstances, Lamar Media may be required to provide a shelf registration statement to cover resales of the New Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the Target Registration Date, then the annual interest rate borne by the New Notes will be increased by (i) 0.25% per annum for the first
90-day
period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent
90-day
period, in each case until the exchange offer is completed or, if required, the shelf registration statement is declared effective, up to a maximum of 1.00% per annum of additional interest.
The Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Lamar Media and its affiliates, for which they receive customary fees. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent and a lender under Lamar Media’s senior credit facility, and certain of the initial purchasers and/or their affiliates are lenders and/or agents under the senior credit facility and receive customary fees and expense reimbursement in connection therewith.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form
8-K
and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 under the heading “Private Placement of Additional Notes” above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Registration Rights Agreement, dated as of August 19, 2020, between Lamar Media, the Guarantors named therein and J.P. Morgan Securities LLC, as representative for the Initial Purchasers named therein.

104	Cover Page Interactive Data File - (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 25, 2020	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer and Treasurer

Date: August 25, 2020	LAMAR MEDIA CORP.

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer and Treasurer